Exhibit 99.1

PRESS RELEASE

REPORT OF EARNINGS AND DIVIDEND DECLARATION

May 3, 2023

Merriam, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE American symbol: SEB), with offices at 9000 West 67th Street, Merriam, Kansas, for the three months ended April 1, 2023 and April 2, 2022, in millions of dollars except share and per share amounts.

	Three Months Ended
	April 1,	April 2,
	2023	2022
Net sales	$2,499	$2,709
Operating income (loss)	$(63)	$146
Net earnings (loss) attributable to Seaboard	$(16)	$103

Earnings per common share	$(13.78)	$89.28
Average number of shares outstanding	1,160,779	1,160,779
Dividends declared per common share	$2.25	$2.25

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard Corporation has provided access to the Quarterly Report on Form 10-Q on its website at https://www.seaboardcorp.com/investors.

Also, Seaboard Corporation announced today that its Board of Directors has authorized and declared a quarterly cash dividend of $2.25 per share of its common stock. The dividend is payable on May 25, 2023 to stockholders of record at the close of business on May 15, 2023.